news release

February 24, 2016

Thompson Creek Reports Fourth Quarter and Year Ended December 31, 2015 Financial Results
Achieved Unit Cash Costs on a By-product Basis of $0.55 per Pound of Copper Produced and Ended the Year with $177 Million of Cash

Denver, CO – Thompson Creek Metals Company Inc. (TSX: TCM) (OTCQX: TCPTF) (the “Company” or “Thompson Creek”), a North American mining company, announced today financial results for the three months and year ended December 31, 2015, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Jacques Perron, President and Chief Executive Officer of Thompson Creek, said, “We achieved several operational and financial milestones during 2015. Operationally, we significantly improved our company-wide safety performance, achieved 2015 production and cash cost guidance, and successfully transformed our molybdenum business with the expectation of generating sufficient revenue to substantially cover care and maintenance costs and maintain the future option value of our molybdenum mines. Financially, we achieved average unit cash cost on a by-product basis of $0.55 per pound of copper produced and ended the year with approximately $177 million of cash.  Looking ahead, our immediate 2016 objectives include continuing the optimization of Mount Milligan Mine to maximize the value of the asset and executing a strategic plan to address the Company’s outstanding debt and strengthen the balance sheet.”
Highlights for 2015

•
Total cash and cash equivalents at December 31, 2015 were $176.8 million compared to $265.6 million at December 31, 2014. Total debt, including capital lease obligations, at December 31, 2015 was $884.6 million, compared to $944.7 million at December 31, 2014.

•	Cash generated by operating activities was $37.4 million in 2015 compared to $184.8 million in 2014.

•
Consolidated revenues for 2015 were $494.1 million compared to $806.7 million in 2014. Copper and gold sales contributed $360.9 million in revenue in 2015 compared to $350.7 million in 2014. Molybdenum sales for 2015 were $103.7 million compared to $441.2 million in 2014. The decrease in revenues was due primarily to our molybdenum mines being on care and maintenance, partially offset by slightly higher gold revenue.

•
Payable production at Mount Milligan Mine for 2015 was 71.4 million pounds of copper and 218,081 ounces of gold, compared to 2014 payable production of 64.6 million pounds of copper and 177,606 ounces of gold.

•
Non-GAAP unit cash cost per pound of copper produced for 2015 was, on a by-product basis, $0.55 per pound, and, on a co-product basis, $1.55 per pound of copper and $478 per ounce of gold. Non-GAAP unit cash costs in 2014 were, on a by-product basis, $1.15 per pound, and on a co-product basis, $1.97 per pound of copper and $525 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Sales volumes and average realized sales prices for copper and gold for 2015 were 76.5 million pounds of copper at an average realized price of $2.28 per pound and 221,902 ounces of gold at an average realized price of $950 per ounce, as compared to 64.7 million pounds of copper at an average realized price of $3.02 per pound and 172,741 ounces of gold at an average realized price of $1,002 per ounce for 2014. Molybdenum sales volumes in 2015 were 12.1 million pounds at an average realized price of $8.55 per pound compared to 36.6 million pounds at an average realized price of $12.06 per pound for 2014.

•
Consolidated operating income for 2015 was $31.0 million compared to a consolidated operating income of $36.1 million for 2014. Consolidated operating income for 2015 was impacted by $23.6 million in costs of idle operations related to our molybdenum business and non-cash lower-of-cost-or-market product inventory write downs of $15.8 million. Consolidated operating income for 2014 was impacted by non-cash asset impairments of $104.8 million and non-cash lower-of-cost-or-market product inventory write downs of $25.5 million. Year over year consolidated operating income was lower due to our molybdenum mines being on care and maintenance.

•
Net loss for 2015 was $134.9 million, or $0.62 per share compared to a net loss of $124.2 million, or $0.64 per share for 2014. The net loss for 2015 and 2014 included non-cash foreign exchange losses of $168.4 million and $99.8 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net loss for 2015 was $49.8 million, or $0.23 per diluted share compared to a non-GAAP adjusted net income for 2014 of $54.6 million, or $0.25 per diluted share. Non-GAAP adjusted net (loss) income excludes the non-cash impact of asset impairment losses and foreign exchange losses, net of the related tax impacts and a non-cash release of tax valuation allowances. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net income (loss).

•
Senior Notes repurchased during 2015 resulted in the principal retirement of $41.4 million of 2017, 2018 and 2019 Notes, reducing future interest payments by approximately $11.6 million. Total cash used during 2015 for this program was $44.8 million. During 2014 our Senior Notes repurchases resulted in the principal retirement of $25.7 million of 2018 and 2019 Notes, reducing future interest payments by approximately $9.9 million. Total cash used during 2014 for this program was $23.4 million.

•
Cash capital expenditures in 2015 were $61.3 million, comprised of $54.9 million for Mount Milligan Mine and $6.4 million of other capital costs primarily related to Endako Mine, TC Mine and the Langeloth Facility compared to $82.1 million in 2014.

Selected Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014	2013
	(unaudited)
Financial Information
Revenues
Copper sales	$26.1	$38.1	$151.1	$178.4	$8.7
Gold sales	48.0	38.8	209.8	172.3	5.6
Molybdenum sales	17.0	87.7	103.7	441.2	400.8
Tolling, calcining and other	4.2	3.4	29.5	14.8	19.3
Total revenues	95.3	168.0	494.1	806.7	434.4
Costs and expenses
Cost of sales
Operating expenses	58.8	128.6	305.6	523.8	328.2
Depreciation, depletion and amortization	20.9	21.6	98.6	99.9	51.9
Total cost of sales	79.7	150.2	404.2	623.7	380.1
Total costs and expenses	92.1	266.1	463.1	770.6	609.7
Operating income (loss)	3.2	(98.1)	31.0	36.1	(175.3)
Other expense	49.2	53.9	253.4	182.0	103.1
Loss before income and mining taxes	(46.0)	(152.0)	(222.4)	(145.9)	(278.4)
Income and mining tax benefit	(58.9)	(16.4)	(87.5)	(21.7)	(63.4)
Net income (loss)	$12.9	$(135.6)	$(134.9)	$(124.2)	$(215.0)
Net income (loss) per share
Basic	$0.06	$(0.63)	$(0.62)	$(0.64)	$(1.26)
Diluted	$0.06	$(0.63)	$(0.62)	$(0.64)	$(1.26)
Cash (used in) generated by operating activities	$(19.7)	$34.9	$37.4	$184.8	$44.8
Adjusted Non-GAAP Measures: (1)
Adjusted net (loss) income (1)	$(17.1)	$(10.0)	$(49.8)	$54.6	$(5.0)
Adjusted net (loss) income per share—basic (1)	$(0.08)	$(0.05)	$(0.23)	$0.28	$(0.03)
Adjusted net (loss) income per share—diluted (1)	$(0.08)	$(0.05)	$(0.23)	$0.25	$(0.03)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014	2013
	(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (2)	19,473	18,024	71,400	64,569	10,362
Cash cost ($/payable lb produced) - By-Product (1)	$0.79	$1.16	$0.55	$1.15	$7.76
Cash cost ($/payable lb produced) - Co-Product (1)	$1.39	$1.88	$1.55	$1.97	$5.40
Copper sold (000's lb)	16,123	15,478	76,536	64,692	2,801
Average realized sales price ($/lb) (1)	$1.92	$2.75	$2.28	$3.02	$3.29
Gold
Payable production (oz)	58,254	40,967	218,081	177,606	19,879
Cash cost ($/payable oz produced) - Co-Product (1)	$463	$506	$478	$525	1,468
Gold sold (oz)	51,781	38,910	221,902	172,741	5,541
Average realized sales price ($/oz) (1)	$932	$1,003	$950	$1,002	1,006
Molybdenum
Mined production (000's lb) (3)	—	4,328	—	26,256	29,945
Cash cost ($/lb produced)	$—	$10.34	$—	$6.91	$6.49
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	244	5,756	3,964	28,518	31,467
Purchased and processed product	2,410	2,376	8,164	8,061	5,054
	2,654	8,132	12,128	36,579	36,521
Average realized sales price ($/lb)	$6.39	$10.79	$8.55	$12.06	$10.97
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

(3)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines (excludes molybdenum processed from purchased product).

Summary of Quarterly Results
(US$ in millions, except per share, per pound and per ounce amounts—unaudited)

	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Financial Information
Revenues	$95.3	$141.7	$134.1	$123.0	$168.0	$229.3	$248.4	$161.0
Operating income (loss)	$3.2	$10.5	$12.1	$5.2	$(98.1)	$63.8	$57.3	$13.1
Net income (loss)	$12.9	$(60.9)	$0.3	$(87.2)	$(135.6)	$(11.1)	$61.6	$(39.1)
Income (loss) per share:
—basic	$0.06	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.35	$(0.23)
—diluted	$0.06	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.28	$(0.23)
Cash (used in) generated by operating activities	$(19.7)	$38.5	$23.9	$(5.3)	$34.9	$83.0	$50.7	$16.2
Adjusted Non-GAAP Measures (1)
Adjusted net (loss) income	$(17.1)	$(5.0)	$(13.5)	$(14.2)	$(10.0)	$38.3	$22.0	$4.3
Adjusted net (loss) income per share
—basic	$(0.08)	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.18	$0.13	$0.03
—diluted	$(0.08)	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.17	$0.10	$0.02
Operational Statistics
Copper
Payable production (000's lb) (2)	19,473	16,363	20,159	15,405	18,024	16,267	16,035	14,243
Cash cost ($/payable lb produced) - By-Product (1)	$0.79	$(0.16)	$0.48	$1.12	$1.16	$0.77	$0.33	$2.48
Cash cost ($/payable lb produced) - Co-Product (1)	$1.39	$1.66	$1.55	$1.64	$1.88	$1.80	$1.97	2.27
Copper sold (000's lb)	16,123	24,427	21,195	14,791	15,478	16,482	21,939	10,793
Average realized sales price ($/lb) (1)	$1.92	$2.09	$2.63	$2.47	$2.75	$3.02	$3.20	$3.01
Gold
Payable production (oz) (2)	58,254	53,791	59,917	46,119	40,967	60,366	37,030	39,243
Cash cost ($/payable oz produced) - Co-Product (1)	$463	$527	$434	$498	$506	$477	538	606
Gold sold (oz)	51,781	75,451	57,920	36,750	38,910	57,974	51,983	23,874
Average realized sales price ($/oz) (1)	$932	$926	$975	$986	$1,003	$952	$1,047	$1,025
Molybdenum
Mined molybdenum production (000's lb)	—	—	—	—	4,328	6,560	7,481	7,887
Cash cost ($/lb produced) (1)	$—	$—	$—	$—	$10.34	$6.77	$6.25	$5.75
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	244	592	576	2,552	5,756	6,732	7,439	8,591
Purchased and processed product	2,410	2,342	1,679	1,733	2,376	2,181	2,250	1,254
	2,654	2,934	2,255	4,285	8,132	8,913	9,689	9,845
Average realized sales price ($/lb)	$6.39	$7.86	$9.23	$10.00	$10.79	$13.94	$13.03	$10.45
___________________________________________________________

(1)	See "Non-GAAP Financial Measures" for the definition and reconciliation of these non-GAAP measures.

Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts are determined.
Current Guidance
The following table presents the Company's guidance for the full year 2016.

Year Ending December 31, 2016 (Estimated)
Mount Milligan Mine Copper and Gold (1)
Concentrate production (000's dry tonnes)	125 - 135
Copper payable production (000's lb)	55,000 - 65,000
Gold payable production (000's oz) (1)	240 - 270
Unit cash cost - By-product ($/payable lb copper produced): (2)	$0.25 - $0.70

Cash Capital Expenditures ($ in millions, plus or minus 10%):
Mount Milligan operations	$5
Mount Milligan tailings dam	$20
Mount Milligan secondary crusher (3)	$47
Total capital expenditures	$72
______________________________________________________________________________

(1)	Estimates for cash costs and capital expenditures assume an average foreign exchange rate of US$1.00 = C$1.35 for 2016.

(2)	Assumes gold by-product credits at a weighted average gold price of $750/oz, which takes into account the $435/oz under the streaming arrangement with Royal Gold ("Gold Stream Arrangement").

(3)
Excludes $6.2 million in accruals as of December 31, 2015 that will be paid in 2016.  The guidance we issued on January 14, 2016 showed a capital expenditure estimate for the permanent secondary crusher of $27 million. We noted that if we decided to move forward with the construction of the permanent secondary crusher in 2016, the estimate would increase by approximately $20 million. Now that we have made the decision to move forward with construction in 2016, we have increased the estimated capital expenditure by the $20 million (plus or minus 10%) expected to be incurred in connection with the construction and commissioning of the permanent secondary crusher.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess the Company's operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to our business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non-cash items.
For 2015, the significant non-cash items were the net realized and unrealized gains and losses related to the impact of foreign exchange due primarily to intercompany notes, net of related tax effects. Additionally for 2015, in connection with a change in our legal structure we also had a significant non-cash release of tax valuation allowances which were generated in prior years primarily as a result of asset impairments. For 2014 and 2013, the significant non-cash items were the asset impairments, goodwill impairment, and the non-cash net realized and unrealized gain and losses related to the impact of foreign exchange due primarily to intercompany notes, and related tax effects.
In connection with the Company's strategy to manage cash balances, fund its operations and provide future tax benefits, management may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net income (loss) each period. At each period end, management compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Consolidated Statements of Operations and Comprehensive Income (Loss) at each period end. Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Consolidated Statements of Operations and Comprehensive Loss. As the loans between the parent company and its subsidiaries are the primary driver of our foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of the Company's non-GAAP measures excluding these gains or losses provides useful information to its investors regarding the Company's financial condition and results of operations.
Management reviews and evaluates the Company's long-lived assets for impairment using a two-step approach when events and changes in circumstances indicate that the related carrying amounts of its assets may not be recoverable. The Company experienced non-cash impairment write downs of its long-lived assets of different types during 2014 and 2013, as described in Note 5 within Item 8, and, therefore, these charges should not be considered non-recurring. However, management does not consider these impairment charges in its evaluation of the Company's financial performance and excludes non-cash asset write-downs and related tax impacts from adjusted net income (loss) and adjusted net income (loss) per share — basic and diluted. Management believes that presentation of the Company's non-GAAP measures excluding these non-cash impairment losses provides useful information to its investors regarding the Company's financial condition and results of operations.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, management calculates weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), we utilize weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP.
The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the years ended December 31, 2015, 2014 and 2013 and for all of the previous eight quarters. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

	Years Ended December 31,
	2015	2014	2013
Net loss	$(134.9)	$(124.2)	$(215.0)
Add (Deduct):
Asset impairments	—	104.8	194.9
Tax benefit of asset impairments (1)	—	(7.0)	(47.7)
Tax valuation allowance (2)	(51.6)	—	1.5
Loss on foreign exchange (3)	171.8	98.7	71.3
Tax (benefit) expense on foreign exchange loss (gain)	(35.1)	(17.7)	(10.0)
Non-GAAP adjusted net (loss) income	$(49.8)	$54.6	$(5.0)

Net loss per share
Basic	$(0.62)	$(0.64)	$(1.26)
Diluted	$(0.62)	$(0.64)	$(1.26)
Adjusted net (loss) income per share
Basic	$(0.23)	$0.28	$(0.03)
Diluted	$(0.23)	$0.25	$(0.03)
Weighted-average shares
Basic	218.8	193.7	171.1
Diluted	218.8	220.3	216.8
_______________________________________________________________________________
(1) The asset impairments for Endako Mine in 2014 and 2013 and the asset impairment for TC Mine in 2014 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included $51.6 million in reversal of valuation allowances in connection with a change in our legal structure to utilize certain tax attributes.
(3) Included foreign exchange losses of $3.4 million, foreign exchange gains of $1.1 million and foreign exchange loss of $0.5 million, respectively presented in income and mining tax benefit in the Consolidated Statements of Operations for the years ended December 31, 2015, 2014 and 2013, respectively.

	Three Months Ended
	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Net income (loss)	$12.9	$(60.9)	$0.3	$(87.2)	$(135.6)	$(11.1)	$61.6	$(39.1)
Add (Deduct):
Asset impairments	—	—	—	—	104.8	—	—	—
Tax benefit of asset impairments (1)	—	—	—	—	(7.0)	—	—	—
Tax valuation allowance (2)	(51.6)	—	—	—	—	—	—	—
Loss (gain) on foreign exchange (3)	29.3	69.9	(17.2)	89.8	34.8	59.7	(41.9)	46.1
Tax (benefit) expense on foreign exchange loss (gain)	(7.7)	(14.0)	3.4	(16.8)	(7.0)	(10.3)	2.3	(2.7)
Non-GAAP adjusted net (loss) income	$(17.1)	$(5.0)	$(13.5)	$(14.2)	$(10.0)	$38.3	$22.0	$4.3

Net income (loss) per share
Basic	$0.06	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.35	$(0.23)
Diluted	$0.06	$(0.28)	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.28	$(0.23)
Adjusted net (loss) income per share
Basic	$(0.08)	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.18	$0.13	$0.03
Diluted	$(0.08)	$(0.02)	$(0.06)	$(0.07)	$(0.05)	$0.17	$0.10	$0.02
Weighted-average shares
Basic	221.6	221.2	218.0	214.4	214.1	213.9	174.5	171.6
Diluted	221.6	221.2	218.0	214.4	214.1	220.4	220.3	216.4
_______________________________________________________________________________
(1) The 2014 asset impairments for Endako Mine and TC Mine did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included $51.6 million in reversal of valuation allowances in connection with a change in our legal structure to utilize certain tax attributes.
(3) Included foreign exchange losses of $1.0 million and $1.1 million; a foreign exchange gain of $0.3 million, a foreign exchange loss of $1.6 million, foreign exchange gains of $0.5 million and a $0.6 million foreign exchange loss, presented in income and mining tax expense (benefit) in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss).
Non-GAAP cash cost
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's Copper-Gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although, unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies, management uses these measures to manage operations and believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash cost on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute.
On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent monthly average prices for copper and gold. The price used for copper is the most recent monthly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent monthly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).
The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Consolidated Statements of Operations and Comprehensive Loss in the determination of net loss.
Non-GAAP cash cost

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions)	2015	2014	2015	2014
Direct mining costs (1)	$44.5	$45.2	$168.2	$183.4
Truck and rail transportation and warehousing costs	2.7	3.3	14.8	13.3
Costs reflected in inventory and operations costs	$47.2	$48.5	$183.0	$196.7
Refining and treatment costs	5.2	4.6	24.2	17.5
Ocean freight and insurance costs	1.8	1.5	8.1	6.1
Direct costs reflected in revenue and selling and marketing costs	$7.0	$6.1	$32.3	$23.6
Non-GAAP cash costs	$54.2	$54.6	$215.3	$220.3
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(7.0)	$(6.1)	$(32.3)	$(23.6)
Changes in inventory	(10.2)	(6.2)	(1.3)	7.8
Silver by-product credits (2)	(0.9)	(0.9)	(4.7)	(4.3)
Non cash costs and other	0.1	—	0.7	1.1
Copper-Gold segment US GAAP operating expenses	$36.2	$41.4	$177.7	$201.3

	Three Months Ended
(US$ in millions)	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Direct mining costs (1)	$44.5	$41.3	$45.0	$37.4	$45.2	$48.8	$39.8	$49.6
Truck and rail transportation and warehousing costs	2.7	3.9	3.8	4.4	3.3	3.8	4.6	1.6
Costs reflected in inventory and operations costs	$47.2	$45.2	$48.8	$41.8	$48.5	$52.6	$44.4	$51.2
Refining and treatment costs	5.2	7.9	6.6	4.5	4.6	4.4	5.7	2.8
Ocean freight and insurance costs	1.8	2.5	1.8	2.0	1.5	1.1	1.5	2.0
Direct costs reflected in revenue and selling and marketing costs	$7.0	$10.4	$8.4	$6.5	$6.1	$5.5	$7.2	$4.8
Non-GAAP cash costs	$54.2	$55.6	$57.2	$48.3	$54.6	$58.1	$51.6	$56.0
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(7.0)	$(10.4)	$(8.4)	$(6.5)	$(6.1)	$(5.5)	$(7.2)	$(4.8)
Changes in inventory	(10.2)	14.1	1.8	(7.0)	(6.2)	(4.5)	25.0	(8.0)
Silver by-product credits (2)	(0.9)	(1.4)	(1.2)	(1.2)	(0.9)	(1.1)	—	(0.7)
Non cash costs and other	0.1	0.2	0.2	0.2	—	0.4	0.3	0.3
Copper-Gold segment US GAAP operating expenses	$36.2	$58.1	$49.6	$33.8	$41.4	$47.4	$69.7	$42.8
_______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions, except pounds and per pound amounts)	2015	2014	2015	2014
Copper payable production (000's lbs)	19,473	18,024	71,400	64,569
Non-GAAP cash cost	$54.2	$54.6	$215.3	$220.3
Less by-product credits
Gold sales (1)	$48.2	$39.0	$210.8	$173.1
Gold sales related to deferred portion of Gold Stream Arrangement	(10.4)	(6.3)	(39.9)	(31.2)
Net gold by-product credits	$37.8	$32.7	$170.9	$141.9
Silver by-product credits (2)	0.9	0.9	4.7	4.3
Total by-product credits	$38.7	$33.6	$175.6	$146.2
Non-GAAP cash cost net of by-product credits	$15.5	$21.0	$39.7	$74.1
Non-GAAP unit cash cost	$0.79	$1.16	$0.55	$1.15

	Three Months Ended
(US$ in millions, except pounds and per pound amounts)	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Copper payable production (000's lbs)	19,473	16,363	20,159	15,405	18,024	16,267	16,035	14,243
Non-GAAP cash cost	$54.2	$55.6	$57.2	$48.3	$54.6	$58.1	$51.6	$56.0
Less by-product credits
Gold sales (1)	$48.2	$69.9	$56.5	$36.2	$39.0	$55.2	$54.4	$24.5
Gold sales related to deferred portion of Gold Stream Arrangement	(10.4)	(13.1)	(10.0)	(6.4)	(6.3)	(10.8)	(9.7)	(4.4)
Net gold by-product credits	$37.8	$56.8	$46.5	$29.8	$32.7	$44.4	$44.7	$20.1
Silver by-product credits (2)	0.9	1.4	1.3	1.2	0.9	1.1	1.6	0.7
Total by-product credits	$38.7	$58.2	$47.8	$31.0	$33.6	$45.5	$46.3	$20.8
Non-GAAP cash cost net of by-product credits	$15.5	$(2.6)	$9.4	$17.3	$21.0	$12.6	$5.3	$35.2
Non-GAAP cash cost per pound, on a by-product basis	$0.79	$(0.16)	$0.48	$1.12	$1.16	$0.77	$0.33	$2.48
_______________________________________________________________________________
(1) Excluded refining and treatment charges.
(2) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions, except pounds, ounces and per unit amounts)	2015	2014	2015	2014
Copper payable production (000’s lbs)	19,473	18,024	71,400	64,569
Gold payable production in Cu eq. (000’s lbs) (1)	19,962	10,954	68,560	47,495
Payable production (000’s lbs)	39,435	28,978	139,960	112,064

Non-GAAP cash cost allocated to Copper	$27.7	$34.0	$110.9	$126.9
Non-GAAP unit cash cost	$1.39	$1.88	$1.55	$1.97

Non-GAAP cash cost allocated to Gold	$26.5	$20.6	$104.4	$93.4
Gold payable production (ounces)	58,254	40,967	218,081	177,606
Non-GAAP unit cash cost	$463	$506	$478	$525

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Copper payable production (000’s lbs)	19,473	16,363	20,159	15,405	18,024	16,267	16,035	14,243
Gold payable production in Cu eq. (000’s lbs) (1)	19,962	17,199	17,317	14,082	10,954	15,976	10,125	10,377
Payable production (000’s lbs)	39,435	33,562	37,476	29,487	28,978	32,243	26,160	24,620

Non-GAAP cash cost allocated to Copper	$27.7	$27.2	$30.8	$25.2	$34.0	$29.3	$31.6	$32.5
Non-GAAP cash cost per pound, on a co-product basis	$1.39	$1.66	$1.55	$1.64	$1.88	$1.80	$1.97	$2.27

Non-GAAP cash cost allocated to Gold	$26.5	$28.4	$26.4	$23.1	$20.6	$28.8	$20.0	$23.5
Gold payable production (ounces)	58,254	53,791	59,917	46,119	40,967	60,366	37,030	39,243
Non-GAAP cash cost per ounce, on a co-product basis	$463	$527	$434	$498	$506	$477	$538	$606
______________________________________________________________________________

(1) For the years ended December 31, 2015 and 2014, gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $785 and $829 per ounce, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.50 and $3.10 per pound, respectively. For the quarters ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $757, $764, $795, $806, $829, $840, $842 and $845 per ounce, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.21, $2.39, $2.75, $2.64, $3.10, $3.17, $3.08 and $3.19 per pound, respectively.
Average realized sales price
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross together with the final pricing adjustments and mark-to-market adjustments by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended December 31,		Year Ended December 31,
(US$ in millions, except pounds, ounces and per unit amounts)	2015	2014	2015	2014
Average realized sales price for Copper
Copper sales reconciliation ($)
Copper sales, excluding adjustments	$33.9	$46.6	$190.2	$201.8
Final pricing adjustments	(5.1)	(2.5)	(17.9)	(3.2)
Mark-to-market adjustments	2.2	(1.5)	1.9	(3.5)
Copper sales, net of adjustments	31.0	42.6	174.2	195.1
Less Refining and treatment costs	4.9	4.4	23.1	16.7
Copper sales	$26.1	$38.2	$151.1	$178.4

Pounds of Copper sold (000's lb)	16,123	15,478	76,536	64,692

Average realized sales price for Copper on a per pound basis
Copper sales excluding adjustments	$2.10	$3.01	$2.49	$3.12
Final pricing adjustments	(0.32)	(0.16)	$(0.23)	(0.05)
Mark-to-market adjustments	0.14	(0.10)	$0.02	(0.05)
Average realized Copper sales price per pound sold	$1.92	$2.75	$2.28	$3.02

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$11.7	$8.8	$50.1	$39.0
Gold sales related to deferred portion of Gold Stream Arrangement	10.4	6.3	39.9	31.2
Gold sales under Gold Stream Arrangement	22.1	15.1	90.0	70.2

TCM share of gold sales to MTM Customers	26.6	24.0	122.0	106.8
Final pricing adjustments	0.1	(2.5)	(0.7)	(3.0)
Mark-to-market adjustments	(0.6)	2.4	(0.5)	(0.9)
Gold sales TCM Share	26.1	23.9	120.8	102.9
Gold sales, net of adjustments	48.2	39.0	210.8	173.1
Less Refining and treatment costs	0.2	0.2	1.0	0.8
Gold sales	48.0	38.8	209.8	172.3

Ounces of gold sold to Royal Gold	26,819	20,217	115,104	89,546
TCM share of ounces of gold sold to MTM customers	24,962	18,692	106,798	83,194
Total ounces of Gold sold	51,781	38,909	221,902	172,740

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	390	312	347	$348
Average realized sales price per ounce sold to Royal Gold	$825	$747	$782	$783

TCM share of gold sales to MTM Customers	$1,066	$1,284	1,142	$1,284
Final pricing adjustments	3	(134)	(7)	(36)
Mark-to-market adjustments	(23)	129	(4)	(11)
Average realized sales price per ounce sold for TCM share	$1,046	$1,279	$1,131	$1,237

Average realized sales price per ounce sold	$932	$1,002	$950	$1,002

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Dec 31 2015	Sep 30 2015	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Average realized sales price for Copper

Copper sales reconciliation ($)
Copper sales, excluding adjustments	$33.9	$59.6	$58.4	$38.3	$46.6	$52.6	$68.6	$34.0
Final pricing adjustments	(5.1)	(7.1)	1.6	(7.3)	(2.5)	1.3	(1.9)	(0.1)

Mark-to-market adjustments	2.2	(1.5)	(4.3)	5.5	(1.5)	(4.0)	3.5	(1.4)
Copper sales, net of adjustments	31.0	51.0	55.7	36.5	42.6	49.9	70.2	32.5
Less Refining and treatment costs	4.9	7.5	6.4	4.3	4.4	4.2	5.4	2.7
Copper sales	$26.1	$43.5	$49.3	$32.2	$38.2	$45.7	$64.8	$29.8

Pounds of Copper sold (000's lb)	16,123	24,427	21,195	14,791	15,478	16,482	21,939	10,793

Average realized sales price for Copper on a per unit basis
Copper sales excluding adjustments	$2.10	$2.44	$2.76	$2.59	$3.01	$3.19	$3.13	$3.15
Final pricing adjustments	(0.32)	(0.29)	0.08	(0.49)	(0.16)	0.08	(0.09)	(0.01)
Mark-to-market adjustments	0.14	(0.06)	(0.21)	0.37	(0.10)	(0.25)	0.16	(0.13)
Average realized Copper sales price per pound sold	$1.92	$2.09	$2.63	$2.47	$2.75	$3.02	$3.20	$3.01

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$11.7	$17.0	$13.1	$8.3	$8.8	$13.0	$11.7	$5.4
Gold sales related to deferred portion of Gold Stream Arrangement	10.4	13.1	10.0	6.4	6.3	10.8	9.7	4.4
Gold sales under Gold Stream Arrangement	22.1	30.1	23.1	14.7	15.1	23.8	21.4	9.8
TCM share of gold sales to MTM Customers	26.6	40.2	34.0	21.2	24.0	35.6	32.2	15.0
Final pricing adjustments	0.1	(0.4)	(1.1)	0.7	(2.5)	(0.2)	(0.2)	(0.1)
Mark-to-market adjustments	(0.6)	0.1	0.4	(0.4)	2.4	(4.0)	1.0	(0.3)
Gold sales TCM Share	26.1	39.9	33.3	21.5	23.9	31.4	33.0	14.6
Gold sales, net of adjustments	48.2	70.0	56.4	36.2	39.0	55.2	54.4	24.5
Less Refining and treatment costs	0.2	0.5	0.1	0.2	0.2	0.2	0.3	0.1
Gold sales	$48.0	$69.5	$56.3	$36.0	$38.8	$55.0	$54.1	$24.4

Ounces of gold sold to Royal Gold	26,819	39,061	30,070	19,154	20,217	29,965	26,990	12,375
TCM share of ounces of gold sold to MTM customers	24,962	36,390	27,850	17,596	18,692	28,009	24,993	11,499
Total ounces of Gold sold	51,781	75,451	57,920	36,750	38,909	57,974	51,983	23,874

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	390	334	334	334	312	359	359	359
Average realized sales price per ounce sold to Royal Gold	$825	$769	$769	$769	$747	$794	$794	$794

TCM share of gold sales to MTM Customers	$1,066	$1,105	$1,221	$1,205	$1,284	$1,271	$1,288	$1,304
Final pricing adjustments	3	(11)	(39)	40	(134)	(7)	(8)	(9)
Mark-to-market adjustments on current period sales	(23)	3	15	(25)	129	(143)	40	(61)

Average realized sales price per ounce sold for TCM share	$1,046	$1,097	$1,197	$1,220	$1,279	$1,121	$1,320	$1,234
Average realized sales price per ounce sold	$932	$926	$975	$985	$1,002	$952	$1,047	$1,025

(1) The average realized sales price per payable pound of copper sold and per payable ounce of gold sold is impacted by any final volume and pricing adjustments and mark-to-market adjustments for shipments made in prior periods.

Additional information on the Company’s financial position is available in Thompson Creek’s Annual Report on Form 10-K for the period ended December 31, 2015, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its 2015 financial results on Thursday, February 25, 2016 at 11:00 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://bit.ly/1QUvwLn and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available through March 10, 2016. To access the recording, dial 1 (416) 849-0833 or 1 (855) 859-2056 and enter replay code 44047097. The archived recording will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development project is the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and applicable Canadian securities legislation and are intended to be covered by the safe harbor provided by these regulations. These forward-looking statements can, in some cases, be identified by the use of such terms as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; future liquidity; access to existing or future financing arrangements and ability to refinance or reduce debt on favorable terms or at all; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected mining and concentrate grades and recoveries; estimates of mineral reserves and resources, including estimated mine life and annual production; expectations regarding the optimization of Mount Milligan Mine and construction of a permanent secondary crusher, including the effects of secondary crushing; future concentrate shipment dates and shipment sizes; future operating plans and goals, including expected financial and operating results of the molybdenum business; expected impact of an internal corporate restructuring on utilization of tax attributes; expected costs, including any severance costs; personnel decisions, including reductions in work force; future copper, gold, and molybdenum prices; and future foreign exchange rates.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED BALANCE SHEETS
(US dollars in millions, except share amounts)

	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$176.8	$265.6
Accounts receivable	52.7	42.0
Accounts receivable-related parties	—	4.1
Product inventory	55.8	96.6
Materials and supplies inventory	28.3	30.4
Prepaid expenses and other current assets	4.2	7.7
Income and mining taxes receivable	6.1	0.5
Restricted cash	—	1.6
	323.9	448.5
Property, plant, equipment and development, net	1,856.2	2,218.3
Restricted cash	—	5.7
Reclamation deposits	10.1	10.3
Other assets	30.8	35.4
Deferred income tax assets	155.4	116.5
	$2,376.4	$2,834.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$72.0	$93.1
Income, mining and other taxes payable	1.1	1.8
Current portion of Gold Stream deferred revenue	47.0	40.4
Current portion of long-term debt	—	3.9
Current portion of long-term lease obligations	25.6	22.8
Other current liabilities	3.5	0.3
	149.2	162.3
Gold Stream deferred revenue	677.8	721.1
Long-term debt	831.6	872.3
Long-term lease obligations	27.4	45.7
Other liabilities	13.6	5.2
Asset retirement obligations	33.8	35.3
Deferred income tax liabilities	67.7	105.3
	1,801.1	1,947.2
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 221,622,186 and 214,148,315 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	1,196.4	1,186.1
Additional paid-in capital	82.5	86.6
Retained deficit	(381.8)	(246.9)
Accumulated other comprehensive loss	(321.8)	(138.3)
	575.3	887.5
	$2,376.4	$2,834.7

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(US dollars in millions, except per share amounts)

	Years Ended December 31,
	2015	2014	2013
REVENUES
Copper sales	$151.1	$178.4	$8.7
Gold sales	209.8	172.3	5.6
Molybdenum sales	103.7	441.2	400.8
Tolling, calcining and other	29.5	14.8	19.3
Total revenues	494.1	806.7	434.4
COSTS AND EXPENSES
Cost of sales
Operating expenses	305.6	523.8	328.2
Depreciation, depletion and amortization	98.6	99.9	51.9
Total cost of sales	404.2	623.7	380.1
Selling and marketing	10.7	14.1	9.3
Accretion expense	2.3	3.6	2.4
Asset impairments	—	104.8	194.9
General and administrative	19.8	23.5	21.6
Exploration	2.5	0.9	1.4
Costs for idle mining operations	23.6	—	—
Total costs and expenses	463.1	770.6	609.7
OPERATING INCOME (LOSS)	31.0	36.1	(175.3)
OTHER EXPENSE (INCOME)
Start-up costs	—	—	10.3
Loss on foreign exchange	168.4	99.8	70.8
Interest and finance fees	87.3	92.3	24.1
Loss (gain) from debt extinguishment	2.8	(1.6)	—
Interest income	(0.2)	(0.4)	(1.0)
Other	(4.9)	(8.1)	(1.1)
Total other expense	253.4	182.0	103.1
Loss before income and mining taxes	(222.4)	(145.9)	(278.4)
INCOME AND MINING TAX EXPENSE (BENEFIT) EXPENSE
Current income and mining tax (benefit) expense	(11.7)	15.4	13.9
Deferred income and mining tax benefit	(75.8)	(37.1)	(77.3)
Total income and mining tax benefit	(87.5)	(21.7)	(63.4)
NET LOSS	$(134.9)	$(124.2)	$(215.0)
COMPREHENSIVE LOSS
Post retirement benefit, net of tax	(1.0)	(0.4)	(0.2)
Foreign currency translation	(182.5)	(107.2)	(88.4)
Total other comprehensive loss	(183.5)	(107.6)	(88.6)
Total comprehensive loss	$(318.4)	$(231.8)	$(303.6)

NET LOSS PER SHARE
Basic	$(0.62)	$(0.64)	$(1.26)
Diluted	$(0.62)	$(0.64)	$(1.26)
Weighted-average number of common shares
Basic	218.8	193.7	171.1
Diluted	218.8	193.7	171.1

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(US dollars in millions)

	Years Ended December 31,
	2015	2014	2013
OPERATING ACTIVITIES
Net loss	$(134.9)	$(124.2)	$(215.0)
Adjustments to reconcile net loss
Asset impairments	—	104.8	194.9
Depreciation, depletion and amortization	98.6	99.9	51.9
Deferred revenue related to Gold Stream Arrangement	(39.9)	(31.2)	(1.0)
Accretion expense	2.3	3.6	2.4
Reclamation expenditures	(0.3)	—	—
Amortization of finance fees	4.7	5.0	1.3
Stock-based compensation	5.8	5.8	5.4
Obsolete materials and supplies inventory write downs	0.2	2.8	2.4
Product inventory write downs	15.1	22.5	51.6
Deferred income tax benefit	(75.8)	(37.1)	(77.3)
Unrealized loss (gain) on financial instruments and mark-to-market adjustments	3.5	(5.0)	(0.2)
Unrealized foreign exchange loss	164.9	101.3	70.4
Debt extinguishment	0.4	(2.2)	—
Changes in other long term liabilities	10.2	—	—
Changes in other long term assets	(2.4)	—	—
Gold Stream Arrangement net payable - ounces to be delivered	(0.9)	27.9	0.6
Change in current assets and liabilities (Note 21)	(14.1)	10.9	(42.6)
Cash generated by operating activities	37.4	184.8	44.8
INVESTING ACTIVITIES
Capital expenditures	(61.3)	(82.1)	(428.9)
Capitalized interest payments	(1.8)	(9.1)	(74.7)
Disposition of assets	—	—	0.2
Restricted cash	7.2	0.2	33.2
Reclamation refund	0.2	7.1	28.1
Reclamation deposit	—	(10.0)	(7.0)
Cash used in investing activities	(55.7)	(93.9)	(449.1)
FINANCING ACTIVITIES
Proceeds from the Gold Stream Arrangement	—	—	111.9
Proceeds from equipment financings	—	—	37.8
Repayments of equipment financings	(25.2)	(21.7)	(23.2)
Repayment of long-term debt	(3.4)	(11.2)	(16.6)
Repurchases of senior secured and unsecured notes	(41.0)	(23.2)	—
Proceeds from issuance of common shares, net	0.7	0.3	0.9
Cash (used in) generated by financing activities	(68.9)	(55.8)	110.8
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1.6)	(3.4)	0.6
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(88.8)	31.7	(292.9)
Cash and cash equivalents, beginning of period	265.6	233.9	526.8
Cash and cash equivalents, end of period	$176.8	$265.6	$233.9